Exhibit 99.1

Nanophase Technologies Corporation 1319 Marquette Drive Romeoville, IL 60446

COMPANY CONTACT:

Nancy Baldwin

Investor Relations

630-771-6708

Nanophase Reports Third Quarter 2009 Financial Results with

Improved Margins and Reduced Operating Losses

Romeoville, IL, – October 28, 2009 – Nanophase Technologies Corporation (Nasdaq: NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for its third quarter ended September 30, 2009.

Third Quarter

Revenue for the third quarter of 2009 was $1.7 million, compared to $2.1 million for the same period in 2008.

“While economic conditions have affected revenue in 2009, we are pleased to see a revenue increase on a quarter-to-quarter basis,” commented Nanophase CEO and President Jess Jankowski. “It is difficult to predict when the economy will right itself, yet the overall disposition of the financial community and industry leaders seems more positive than it has been for some time.

“We are beginning to see the benefits of our new, leaner business strategy as gross margins (as a percentage of revenue) increased by 93 percent over the comparable third quarter in 2008, a positive indication that we are heading in the right direction,” added Jankowski.

The net loss for the quarter was $0.9 million, or a loss of $0.04 per share, compared to a net loss of $2.8 million, or a loss of $0.13 per share, for the third quarter of 2008. Of the $2.8 million loss in the third quarter of 2008, $1.2 million were operating losses and $1.6 million were attributed to severance charges.

Jankowski continued, “We are seeing positive results from our structural efficiencies. While revenue was down from the prior year, the net outcome was a $0.3 million improvement. Our strategy is just beginning to demonstrate the results we expect to see in the coming quarters.

“Our customers remain concerned about inventory levels as economic recovery remains tenuous. We expect revenue in the coming quarter to be inline with the previous three quarters, base-lining our expectations at around $1.2M. We feel confident that our development of new customers and markets will position the company for growth in 2010 even if the overall economy remains sluggish.”

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Nanophase Reports Third Quarter 2009 Financial Results With Improved Margins and Reduced Operating Losses

Jankowski will be discussing the company’s third quarter performance and future prospects during today’s conference call. Shareholders and members of the investing community are encouraged to participate.

Third Quarter Financial Results Conference Call

Nanophase has scheduled its quarterly conference call for October 28, 2009, at 4:00 p.m. CDT (5:00 p.m. EDT), which will be hosted by Jess Jankowski, president and CEO. To participate in the call you may dial toll-free 800-344-8034, or 785-830-1990 for international callers. The conference call identification is 7NANOPHASE. The call may also be accessed through the company’s website, www.nanophase.com, by clicking on the link under News Center and Calendar of Events. If you are unable to attend, a replay will be available through November 4, 2009, by dialing toll-free 800-283-4593, or 402-220-0872, or by logging onto the company’s website and following the directions above.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, including severance charges and non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered products and solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” , “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other factors described in the Company’s Form 10-K filed March 25, 2009. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

Tables follow

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

(Unaudited)

ASSETS	September 30, 2009	December 31, 2008
Current assets:
Cash and cash equivalents	$1,141,253	$723,069
Investments	1,879,168	6,908,888
Trade accounts receivable, less allowance for doubtful accounts of $9,000 on September 30, 2009 and December 31, 2008	784,738	1,092,125
Other receivable	—	7,749
Inventories, net	1,215,858	1,154,207
Prepaid expenses and other current assets	352,168	482,452

Total current assets	5,373,185	10,368,490
Investments	5,340,000	5,340,000
Equipment and leasehold improvements, net	5,824,031	6,651,842
Other assets, net	40,087	39,765

	$16,577,303	$22,400,097

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	8,277	22,211
Current portion of deferred other revenue	—	74,243
Current portion of long term debt, less current maturities and debt discount	—	1,570,346
Accounts payable	381,103	356,853
Accrued expenses	1,359,984	1,493,262
Accrued severance	179,403	541,014

Total current liabilities	1,928,767	4,057,929

Long-term portion of capital lease obligations	2,940	9,219

	2,940	9,219

Contingent liabilities:	—	—

Stockholders’ equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	—	—
Common stock, $.01 par value, 30,000,000 shares authorized; 21,204,162 and 21,188,912 shares issued and outstanding on September 30, 2009 and December 31, 2008, respectively	212,042	211,889
Additional paid-in capital	92,132,943	91,597,529
Accumulated deficit	(77,699,389)	(73,476,469)

Total stockholders’ equity	14,645,596	18,332,949

	$16,577,303	$22,400,097

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	As Adjusted 2008	2009	As Adjusted 2008
Revenue:
Product revenue, net	$1,633,653	$1,967,061	$4,431,199	$7,721,408
Other revenue	87,828	111,906	306,103	356,072

Total revenue	1,721,481	2,078,967	4,737,302	8,077,480

Operating expense:
Cost of revenue	1,264,058	1,789,049	4,009,345	5,625,533

Gross Profit	457,423	289,918	727,957	2,451,947

Research and development expense	433,593	443,241	1,218,712	1,298,175
Selling, general and administrative expense	913,456	1,113,156	2,964,966	4,217,542
Severance charges	—	1,578,859	794,069	1,578,859

Loss from operations	(889,626)	(2,845,338)	(4,249,790)	(4,642,629)
Interest income	15,990	82,301	74,284	330,311
Interest expense	(2,076)	(29,410)	(35,362)	(100,969)
Other, net	—	(8,651)	(12,052)	(8,494)

Loss before provision for income taxes	(875,712)	(2,801,098)	(4,222,920)	(4,421,781)
Provision for income taxes	—	—	—	—

Net loss	$(875,712)	$(2,801,098)	$(4,222,920)	$(4,421,781)

Net loss per share—basic and diluted	$(0.04)	$(0.13)	$(0.20)	$(0.21)

Weighted average number of common shares outstanding	21,204,162	21,150,568	21,201,927	21,129,369

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS—EXPANDED SCHEDULE

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	As Adjusted 2008	2009	As Adjusted 2008
Revenue:
Product revenue, net	$1,633,653	$1,967,061	$4,431,199	$7,721,408
Other revenue	87,828	111,906	306,103	356,072

Total revenue	1,721,481	2,078,967	4,737,302	8,077,480

Operating expense:
Cost of revenue detail:
Depreciation	227,092	252,172	713,160	730,792
Non-Cash equity compensation	6,699	21,949	33,115	58,885
Other costs of revenue	1,030,267	1,514,928	3,263,070	4,835,856

Cost of revenue	1,264,058	1,789,049	4,009,345	5,625,533

Gross profit	457,423	289,918	727,957	2,451,947

Research and development expense detail:
Depreciation	57,271	59,886	171,541	177,661
Non-Cash equity compensation	28,818	40,031	76,840	109,344
Other research and development expense	347,504	343,324	970,331	1,011,170

Research and development expense	433,593	443,241	1,218,712	1,298,175

Selling, general and administrative expense detail:
Depreciation and amortization	19,352	15,759	59,079	45,464
Non-Cash equity compensation	72,138	96,299	228,571	422,931
Trademark abandonment charge	—	37,214	—	37,214
Other selling, general and administrative expense	821,966	963,884	2,677,316	3,711,933

Selling, general and administrative expense	913,456	1,113,156	2,964,966	4,217,542
Severance charges	—	1,578,859	794,069	1,578,859

Loss from operations	(889,626)	(2,845,338)	(4,249,790)	(4,642,629)
Interest income	15,990	82,301	74,284	330,311
Interest expense	(2,076)	(29,410)	(35,362)	(100,969)
Other, net	—	(8,651)	(12,052)	(8,494)

Loss before provision for income taxes	(875,712)	(2,801,098)	(4,222,920)	(4,421,781)
Provision for income taxes	—	—	—	—

Net loss	$(875,712)	$(2,801,098)	$(4,222,920)	$(4,421,781)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	(13,914)	(52,891)	(38,922)	(229,342)
Addback Other Deferred Revenue	(10,608)	(31,818)	(74,243)	(95,454)
Addback Depreciation/Amortization	303,715	327,817	943,780	953,917
Addback Abandonment of Trademarks	—	37,214	—	37,214
Addback Severance Charge	—	1,578,859	794,069	1,578,859
Addback Non-Cash Equity Compensation	107,655	158,279	338,526	591,160

Adjusted EBITDA	$(488,864)	$(783,638)	$(2,259,710)	$(1,585,427)